Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

MACH NATURAL RESOURCES LP

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common units representing limited partner interests	(1)	457(o)		$	$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Preferred units representing limited partner interests	(2)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Equity	Partnership securities representing limited partner interests	(3)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Warrants	(4)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Rights	(5)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Total	(6)	457(o)	250,000,000	$	$250,000,000.00	0.0001531	$38,275.00

Total Offering Amounts:							$250,000,000.00		38,275.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$38,275.00

__________________________________________
Offering Note(s)

(1)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.
(2)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.
(3)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.
(4)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.
(5)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.
(6)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common units, preferred units, partnership securities, warrants and/or rights.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.